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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 16, 2001

                               INCUBATE THIS! INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    00-22151              93-0969365
(State or Other Jurisdiction        (Commission           (I.R.S. Employer
      of Incorporation)             File Number)         Identification No.)

                          265 Sunrise Avenue, Suite 204
                            Palm Beach, Florida 33480
                    (Address of principal executive offices)

                                 (561) 832-5696
              (Registrant's telephone number, including area code)



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Item 5.  Other Events.

         Effective January 16, 2001, Incubate This! Inc. (the "Registrant") has changed its state of incorporation from Colorado to Delaware. This change in its state of incorporation was approved by a vote of the requisite number of holders of the Registrant's outstanding shares of common stock at a special meeting of shareholders held on January 5, 2001 at the offices of the Registrant.

         Upon the effective time of the reincorporation in the State of Delaware, the Registrant merged into, and is continuing its business as, a Delaware corporation. The reincorporation will not result in any change in the Registrant's name, business, assets or liabilities, will not cause the Registrant's corporate headquarters or other facilities to be moved and will not result in any relocation of management or other employees.

         Shareholders are required to undertake a mandatory exchange of the Registrant's shares. Certificates for the Registrant's shares outstanding immediately prior to the merger will no longer represent shares in the Delaware corporation following the merger.

Item 7. Financial Statements and Exhibits.

                  (c)    Exhibits

         Exhibit 2.1 Agreement of Merger between Incubate This!, Inc., a Colorado corporation and Incubate This!, Inc., a Delaware corporation.

         Exhibit 3.1 Certificate of Incorporation of Incubate This!, Inc., a Delaware corporation.

         Exhibit 3.2     Bylaws of Incubate This!, Inc., a Delaware corporation.



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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            INCUBATE THIS! INC.


Date:  February 9, 2001                     By:  /s/ Joseph Sperling
                                                 -------------------------------
                                                 Joseph Sperling
                                                 Chairman of the Board